Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ACT Teleconferencing, Inc. on Form S-1 of our report dated March 31, 2006, appearing in the Annual Report on Form 10-K of ACT Teleconferencing, Inc. for the year ended December 31, 2005. We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP

Denver, Colorado

May 4, 2006